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                            AIRCRAFT LEASE AGREEMENT

              This AIRCRAFT LEASE AGREEMENT (the "Agreement") is entered into this 15th day of December, 1994, by and between AIRSHIP INTERNATIONAL LTD., a New York corporation (hereinafter referred to as "AIL") and MASTELLONE HNOS., S.A., a corporation existing under the laws of Argentina (hereinafter referred to as "MASTELLONE").

                                 R E C I T A L S

               A. AIL is the owner of all right, title and interest in and to that certain airship Skyship 500-HL, FAA Registration Number N-601-LP to be assembled in Buenos Aires, Argentina, described on Exhibit "A" attached hereto and made a part hereof (the "Airship") and of the ground support equipment for the Airship ("GSE").

               B. AIL is desirous of leasing the Airship and GSE to MASTELLONE, and MASTELLONE is desirous of leasing the same from AIL, subject to the terms and conditions set forth herein.

                               W I T N E S S E T H

               NOW, THEREFORE, for and in consideration of the mutual covenants herein contained, the sums of money to be paid hereunder and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto covenant, stipulate and agree as follows, to wit:









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                         ARTICLE I - LEASE AND OPERATION

        1.1 RECITALS. The above recitals are true and correct and incorporated by reference as if set forth in full herein.

        1.2 LEASE OF AIRSHIP. Subject to the terms and conditions set forth herein, AIL hereby agrees to lease to MASTELLONE hereunder, and MASTELLONE hereby agrees to lease from AIL hereunder, the Airship and GSE for the Term described herein.

        1.3 OPERATION. AIL and MASTELLONE hereby agree that the Airship and GSE will be operated by Airship Operations, Inc. (hereinafter referred to as "AOI") pursuant to such terms and conditions as the parties to that certain Airship Operations Agreement dated the date hereof between MASTELLONE and AOI (the "Airship Operations Agreement") agree.

                      ARTICLE II - TERM AND RENEWAL OPTION

        2.1 TERM. The Term of this Agreement shall be for four months immediately following the Effective Date (the "Initial Term").

        2.2 RENEWAL OPTION. Upon irrevocable written notice to AIL, not less than 30 days prior to expiration of the Initial Term, MASTELLONE shall have the right and ability to extend the Initial Term for an additional term of ten months (the "Renewal Term"); provided that:

               (a) any such notice shall not be binding on AIL if an Event of Default or Default shall have occurred or be continuing on the

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                      date of such notice or on the commencement date of the
                      Renewal Term.

               (b) any such notice shall be of no effect unless MASTELLONE has extended the Airship Operation Agreement for a term at least equal to the Renewal Term pursuant to which this Agreement is extended.

                               ARTICLE III - RENT

        3.1 RENT. MASTELLONE shall pay to AIL the sum of Five Hundred Sixty-Eight Thousand and 00/100 Dollars ($568,000) (the "Initial Payment") upon signing this agreement (which payment shall cover the rent for the first and fourth month of the Term); and, thereafter, the sum of Two Hundred Eighty-Four Thousand and 00/100 Dollars ($284,000) as monthly rent (the "Monthly Fee"). The above amounts include the twelve percent (12%) governmental tax that MASTELLONE, as retention agent, must retain and deposit on the behalf of the Argentinean government. After allowance for such tax, the net amount to be received by AIL hereunder is: (a) $500,000 with respect to the Initial Payment; and (b) $250,000 with respect to each Monthly Fee payment. All sums described herein are due and payable by the fifth day of each month of the Term (excluding the rental payments for the first and fourth months of the Term). Notwithstanding the foregoing, the Monthly Fee during the Renewal Term shall be Two Hundred Fifty One Thousand and 00/100 Dollars ($251,000).

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        3.2 EXPIRATION. Upon expiration of the Term, MASTELLONE shall immediately authorize AOI to relinquish possession of the Airship and GSE to AIL. MASTELLONE acknowledges that AOI will have sole operational control of the Airship and GSE during the Term of this Agreement. MASTELLONE shall also authorize AOI to return the Airship to AIL subject to the terms and conditions set forth in the Airship Operations Agreement.

                         ARTICLE IV - OBLIGATIONS OF AIL

AIL agrees to do, or cause to be done, each of the following:

        4.1 (a) Deliver the Airship in perfect flying condition (and to maintain such condition during the entire duration of this Agreement); properly disassembled and conditioned for transport to Argentina; and

            (b) provide the support vehicles on land ("GSVs") described in Appendix A, the helium gas and the special paint for the art designated by MASTELLONE to decorate the Airship. The GSVs will embark already painted with the colors and designs that MASTELLONE designates.

        4.2 Send the professional personnel and technicians needed to assemble the Airship and cause it to be functional until its delivery to its designated operator, AOI.

        4.3 At its expense, as soon as practicable, provide the documentation or other assistance necessary for the Airship to be certified by the National Director of Aerial Navigation (DNA).


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        4.4 Technically and mechanically assist AOI with any damaged and/or missing parts and/or with other problems which may arise during the Term of this Agreement.

        4.5 Provide the special tools for the Airship's maintenance, as well as those tools not available in Argentina.

        4.6 Disassemble and condition the Airship and the GSVs at the end of the Term such that it may be reshipped to its origin at a time to be determined by the parties, at which time MASTELLONE shall take whatever actions are required by the Temporary Import Administration relating to the export of the Airship to the United States.

        4.7 Deliver to MASTELLONE the guarantee of Louis J. Pearlman and Transcontinental Airlines, Inc. attached hereto as Appendix B.

        4.8 Maintain during the Term the following insurance policies:
               (a) Insurance against third parties and/or material damages which could arise during the operation of the Airship, in the amount of Fifty Million United States Dollars.

               (b) Insurance covering injury or damage to each person transported in the Airship (including luggage) in the amount of Fifteen Million United States dollars. This insurance will be provided by Lloyd's of London.

               (c) Insurance for the GSVs against third parties, material damages and injury to persons transported.

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        Copies of each of the insurance policies referred to above are attached hereto as Appendix C.

        4.9 Deliver the Airship ready to fly to AOI during the first week of February 1995.

        4.10 Paint the exterior and interior of the Airship and the GSVs in accordance with the art designated by MASTELLONE.

        4.11 Provide for the illumination system NIGHTSIGN to make it function according to the tests and/or designs chosen by MASTELLONE.

        4.12 Comply with the laws and regulations of local flights as provided by local authorities.

        4.13 Pay directly all personnel, (including lodging and travel, as provided in the Airship Operations Agreement). This shall be the exclusive responsibility of AIL and MASTELLONE shall be exempt for any type of responsibility from any judicial and/or administrative claims with regard to these matters.

        4.14 Pay directly to AOI the costs related to inflating the Airship and its support vehicles

        4.15 Inspect the hangar whenever necessary.

                         ARTICLE V - OBLIGATIONS OF MASTELLONE

        MASTELLONE agrees to do, or cause to be done, each of the following:

        5.1 Pay on time all sums indicated in Article 3 hereof.

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        5.2 Pay the costs related to the Airship and of the GSVs, the helium and the transport of the paint to decorate the Airship from Miami (USA) to the Airship's place of assembly in Argentina which shall be designated by MASTELLONE.

        5.3 AIL confirms that it has approved the terms and conditions of the Airship Operations Agreement.

        5.4 Pay all amounts relating to the hangar and for the auxiliary technical personnel necessary to collaborate with the technical and professional personnel AIL designates for the assembly and disassembly of the apparatus (which AIL agrees shall number no more than 5).

        5.5 Provide for the required retention of income tax and deliver the required certificate corresponding to each lease payment to be made hereunder, all as required by the United States Internal Revenue Service.

                       ARTICLE VI - GENERAL CONSIDERATIONS

         6.1 Either party hereto may terminate this Agreement in the event of breach or failure the other party in the due observance or performance of any material term, covenant, warranty, representation or agreement contained in this Agreement, which breach or failure continues unremedied or uncorrected for a period of ten days after written notice thereof from the non-breaching party, which notice specifies such breach or failure in reasonable detail and requires it to be remedied; provided that, such ten-day period shall be extended if (i) such breach or failure is not capable of being remedied within such ten-day period, (ii) the breaching party has diligently and

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in good faith commenced efforts to remedy the same within such ten-day period, and (iii) such breach or failure is remedied within 30 days after such notice.

                      ARTICLE VII- ASSIGNMENT AND SUBLEASE

        7.1 MASTELLONE will be able to assign or transfer its rights under this Agreement, in whole or in part. MASTELLONE may enter into a sublease with respect to the Airship.

                       ARTICLE VIII- ADDITIONAL AGREEMENTS

            AIL further agrees as follows:

        8.1 AIL agrees to immediately send or otherwise provide all documentation pertaining to AIL to the Argentinean aerial authorities described herein and to the DNA, including all documentation and/or complete clarification which may be requested by such authorities.

        8.2 AIL agrees that Westinghouse Airship Inc. ("Westinghouse") may send the technical personnel to supervise the assembly and shipment of the Airship if so requested by the FAA and/or DNA.

        8.3 AIL agrees that it shall deliver or cause Westinghouse to deliver a "Type Certificate" satisfactory to DNA relating to the Airship.

                           ARTICLE IX- INITIAL PAYMENT

        9.1 In accordance with Article III, MASTELLONE gives AIL and AIL receives the agreed sum of U.S. $500,000, after the payment of the corresponding

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taxes, representing the lease payments with respect to the first and fourth months of this Agreement, this serving as receipt.

                            ARTICLE X - MISCELLANEOUS

        10.1 NOTICES. All notices, demands, requests, claims and other communications required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed duly given when delivered personally or three business days after having been sent registered air mail or when received by facsimile transmission, in each case addressed as follows:

               If to Operator:

               Airship International Ltd.
               7380 Sand Lake Road
               Suite 200
               Orlando, Florida  32519
               Attn:  Louis J. Pearlman
               Fax:  (407) 345-0888

               With a copy to:

               Baer Marks & Upham
               805 Third Avenue
               New York, New York  10022
               Attn: Joseph A. Marinello, Esq.

               If to Company:

               Mastellone Hnos, S.A.
               Av. L.N. Alem 720
               1001 Buenos Aires
               Republica Argentina
               Fax:   54-1-3136822
                      54-1-3121560

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The parties may at any time change their addresses of telefax numbers for the purpose hereof by giving notice to the other parties in the manner specified above.

        10.2 GOVERNING LAW; VENUE. This Agreement will be interpreted and construed under the laws of the State of Florida, regardless of the domicile of any party, and will be deemed for such purposes to have been made, executed and performed in the State of Florida.

         10.3 COUNTERPART EXECUTION. This Agreement may be executed in several counterparts, each of which shall be fully effective as an original and all of which together shall constitute one and the same instrument.

        10.4 CONSTRUCTION. The words "herein", "hereof", "hereunder", and other similar compounds of the word "here" when used in this Agreement shall refer to the entire Agreement and not to any particular provision or section. If the last day of any time period stated herein shall fall on a Saturday, Sunday or legal holiday, then the duration of such time period shall be extended so that it shall end on the next succeeding day which is not a Saturday, Sunday or legal holiday.

        10.5 INVALID PROVISION. If any one or more of the provisions of this Agreement, or the applicability of any such provision to a specific situation, shall be held invalid or unenforceable, such provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of this Agreement and all other applications of any such provision shall not be affected thereby, provided that this section will be

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valid only if no alteration to the intention and/or the spirit and/or the philosophy and/or the application that the parties hereto had at the moment of agreement.

        10.6 BINDING EFFECT AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of AIL and MASTELLONE and their respective heirs, personal representatives, successors and assigns. Except as expressly provided herein, nothing in this Agreement is intended to confer on any person, other than the parties hereto and their respective heirs, personal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

        10.7 DATE OF AGREEMENT. As used herein, the phrase "Effective Date" shall mean the date upon which operations of the Airship begin pursuant to the terms of Section 1.2 of the Airship Operations Agreement. That date shall be entered as the Effective Date at the top of the first page hereof.

        10.8 TIME OF ESSENCE. It is expressly agreed by both parties that time is of the essence of this Agreement and in the performance of all conditions, covenants, requirements, obligations and warranties to be performed or satisfied by the parties hereto. Waiver of performance or satisfaction of timely performance or satisfaction of any condition, covenant, requirement, obligation or warranty by one party shall not be deemed to be a waiver of the performance or satisfaction of any other condition, covenant, requirement, obligation or warranty unless specifically consented to in writing.

         10.9 INDEPENDENT CONTRACTORS. AIL's and MASTELLONE's relationship is that of independent contractors and nothing contained in this Agreement shall be

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deemed to create a partnership or joint venture between AIL and MASTELLONE, or to cause AIL or MASTELLONE to be liable or responsible in any way for the actions, liabilities, debts or obligations of the other.

        10.10 PREPARATION OF DOCUMENT. This Agreement shall not be construed more strongly against either party regardless of who is responsible for its preparation and the parties acknowledge that each contributed and are equally responsible for its preparation.

        10.11 SURVIVAL. All representations, warranties, covenants and agreements contained in this Agreement shall survive the execution and delivery of this Agreement.

Signed, sealed and delivered:

                                      AIRSHIP INTERNATIONAL LTD.

                                      By:        LOUIS J. PEARLMAN
                                         ---------------------------------------
                                              Louis J. Pearlman, President


                                      MASTELLONE HNOS, S.A.

                                      By:       DR. GUILLERMO LOZANO
                                         ---------------------------------------
                                          Dr. Guillermo Lozano, General Counsel

                                                JOSE ALDO MALTAGLIATI
                                         ---------------------------------------
                                          Jose Aldo Maltagliati, Accountant


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